THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR OTHER STATE SECURITIES LAWS.

                               **NON-NEGOTIABLE**
                                 PROMISSORY NOTE

$1,500,000                                                      October 1, 1999

         FOR VALUE RECEIVED, GreatFood.com, Inc., a Washington corporation (the "Company") promises to pay in lawful money of the United States of America to the order of First Analysis Corporation, an Illinois corporation ("Holder"), at 233 South Wacker Drive, Suite 9500, Chicago, IL 60606, or at such other place as the Holder may designate in writing, the principal sum of One Million, Five Hundred Thousand and 00/00 Dollars ($1,500,000), together with all interest accrued thereon from the date of issuance, on October 5, 2002 (the "Maturity Date"), subject to earlier prepayment upon a Change of Control (as defined below). Interest (computed on the basis of a 360 day year and compounded annually) shall accrue on the unpaid balance of such principal amount at the rate of eight percent (8%) per annum.

         The Company may prepay this Note in whole or in part at any time, and from time to time, without being required to pay any penalty or premium for such privilege.

         If the Company shall make an offering of common stock or securities convertible into common stock to one or more entities, Holder may, at its option, at any time prior to December 31, 1999, convert this Note into an amount of shares to be issued in such offering equal to (i) the outstanding balance of principal and interest due on this Note, divided by (ii) the offering price per common share equivalent. In order to exercise this conversion option, Holder must deliver written notice to the Company, together with this original Note, no later than the date the Company has designated as the closing date in such offering.

         Upon the closing of any transaction which constitutes a "Change of Control" (as defined below), the Company shall pay to Holder, in full satisfaction of all amounts owing under this Note, an amount equal to (i) the principal amount otherwise outstanding under this Note, plus all accrued and unpaid interest on such amount, plus (ii) subject to the conditions stated in this paragraph, an amount equal to the amount which would have been receivable by Holder in the Change of Control transaction had Holder purchased 461,538 shares of common stock (without a cost basis) on the date of this Note and held such shares on the closing date of the Change of Control transaction; provided that the amount stated in the preceding clause
(ii) shall not become due and payable if the Company has issued common stock or securities convertible into common stock in the aggregate amount of at least $2,000,000 to after the date of this Note but prior to the date of the closing of such Change of Control transaction. For purposes of this Note, a "Change of Control" means (i) the consummation of a merger or consolidation of the Company with or into another entity if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger or consolidation, or (ii) the sale, transfer or other disposition of all or substantially all of the Company's capital stock or assets. A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

         All terms, obligations, and provisions of this Note are to be determined and governed by the laws of the State of Washington. Should any term or provision of this Note be declared invalid, such determination shall not affect the remaining provisions hereof, which shall remain in full force and effect. Notwithstanding any provision contained herein to the contrary, Holder shall not be entitled to receive, collect, or apply as interest on the obligation evidenced hereby, any amount in excess of the maximum rate of interest permitted by applicable law.

         If this Note is placed in the hands of an attorney for collection, the Company agrees to pay any reasonable attorneys' fees and costs incurred by Holder in connection therewith, and in the event suit or action is instituted to enforce or interpret this Note, the prevailing party shall be entitled to recover all expenses reasonably incurred at, before or after trial and appeal, or in connection with post-judgment collection efforts, including, without limitation, reasonable attorneys' fees and costs.

         In the event any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law shall be instituted by or against the Company, Holder may declare this Note immediately due and payable.

         This Note is given in a commercial transaction solely for business purposes.


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

NOTICE IS HEREBY GIVEN THAT ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                                    GREATFOOD.COM, INC.


                                                    By: /s/ Benjamin C. Nourse
                                                       -------------------------
                                                         Benjamin C. Nourse
                                                         Chief Executive Officer


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